CONTACT:
DENNIS E. NIXON
CHAIRMAN & CEO
INTERNATIONAL BANCSHARES CORPORATION
(956) 722-7611

KATIE BRICKMAN  HARVEY
TAYLOR WEST ADVERTISING
(210) 826-8899

FOR IMMEDIATE RELEASE:

      INTERNATIONAL BANCSHARES CORPORATION EXPANDS STOCK REPURCHASE PROGRAM

LAREDO, TEXAS--(BUSINESS WIRE)--DECEMBER 21, 2000--INTERNATIONAL BANCSHARES CORPORATION (NASDAQ:IBOC) ANNOUNCED THAT ITS BOARD OF DIRECTORS EXPANDED ITS STOCK REPURCHASE PROGRAM. THE COMPANY IS NOW AUTHORIZED TO REPURCHASE UP TO $45 MILLION OF ITS COMMON STOCK THROUGH DECEMBER 2001, COMPARED TO THE PRIOR AUTHORIZATION OF $35 MILLION THROUGH DECEMBER 2000. STOCK REPURCHASES MAY BE MADE FROM TIME TO TIME, ON THE OPEN MARKET OR THROUGH PRIVATE TRANSACTIONS. SHARES REPURCHASED IN THIS PROGRAM WILL BE HELD IN TREASURY FOR REISSUE FOR VARIOUS CORPORATE PURPOSES, INCLUDING EMPLOYEE STOCK OPTION PLANS. AS OF DECEMBER 20, 2000, A TOTAL OF 729,731 SHARES WERE REPURCHASED UNDER THIS PROGRAM AT A TOTAL COST OF APPROXIMATELY $30 MILLION. THE COMPANY CURRENTLY HAS APPROXIMATELY $51 MILLION INVESTED IN TREASURY SHARES, WHICH AMOUNT HAS BEEN ACCUMULATED SINCE THE INCEPTION OF THE COMPANY.

IBC IS A $5.8 BILLION MULTI-BANK FINANCIAL HOLDING COMPANY HEADQUARTERED IN LAREDO, TEXAS, WITH 100 FACILITIES AND 204 ATM'S SERVING 28 COMMUNITIES INCLUDING HOUSTON, SAN ANTONIO, CORPUS CHRISTI, MCALLEN, BROWNSVILLE, PORT LAVACA, ZAPATA AND OTHER COMMUNITIES THROUGHOUT THE RIO GRANDE VALLEY AND THE TEXAS GULF COAST.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS CONTAIN FORWARD LOOKING INFORMATION WITH RESPECT TO PLANS, PROJECTIONS OR FUTURE PERFORMANCE OF IBC AND ITS SUBSIDIARIES, THE OCCURRENCE OF WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES DETAILED IN IBC'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

COPIES OF IBC'S SEC FILINGS AND ANNUAL REPORT (AS AN EXHIBIT TO THE 10-K) MAY BE DOWNLOADED FROM THE INTERNET AT NO CHARGE FROM FREEEDGAR, A REAL-TIME ACCESS TO SEC FILINGS SITE LOCATED AT HTTP://WWW.FREEEDGAR.COM.

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